UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2010

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado	80021-2510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On November 18, 2010, Ball Corporation (the “Company”) completed the sale of $500,000,000 in aggregate principal amount of 5.75% senior notes due 2021 (the “2021 Notes”). The Notes were sold under the Company’s shelf registration statement (Registration No. 333-157537) (the “Registration Statement”).

The Company entered into an underwriting agreement, dated November 15, 2010 (the “Underwriting Agreement”), among the Company, the subsidiary guarantors (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the 2021 Notes. The Underwriting Agreement includes customary representations, warranties and covenants. It also provides for customary indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The public offering price of the 2021 Notes was 100.000% of the principal amount. The Company intends to use the net proceeds from the offering to repay the borrowings under its U.S. dollar denominated secured term loan facility (the “Term D loan facility”) and for general corporate purposes, which may include potential investments in strategic alliances and acquisitions, the refinancing or repayment of debt, working capital, share repurchases or capital expenditures.

The 2021 Notes were issued under an Indenture, dated March 27, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as supplemented by a Fifth Supplemental Indenture, dated November 18, 2010, among the Company, the Guarantors and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture and the form of note, which is attached as an exhibit to the Indenture, provide, among other things, that the 2021 Notes will be senior unsecured obligations of the Company.

Interest is payable on the 2021 Notes on May 15 and November 15 of each year beginning on May 15, 2011 until their maturity date of May 15, 2021. The Company may redeem some or all of the 2021 Notes at any time prior to November 15, 2015 at a price equal to 100% of the principal amount of the 2021 Notes redeemed plus an applicable make-whole premium. On or after November 15, 2015, the Company may redeem some or all of the 2021 Notes at redemption prices set forth in the Fifth Supplemental Indenture. In addition, at any time prior to November 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2021 Notes at a redemption price of 105.75% of the principal amount of the 2021 Notes redeemed with the net cash proceeds of certain equity offerings.

The Company’s payment obligations under the 2021 Notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of its current domestic subsidiaries (and will be guaranteed by certain of its future domestic subsidiaries), other than certain excluded subsidiaries and unrestricted subsidiaries. The 2021 Notes are not guaranteed by any of the Company’s foreign subsidiaries.

The terms of the Indenture, among other things, limit in certain respects the ability of the Company and its restricted subsidiaries to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; engage in certain sale and leaseback transactions; merge or consolidate with other entities; and enter into transactions with affiliates. If the 2021 Notes are, in the future, rated investment grade by any two of Moody’s Investors Services, Inc., Standard & Poor’s Ratings Services and Fitch Inc., certain covenants, as set forth in the Indenture, will, thereafter, no longer apply to the 2021 Notes, irrespective of whether the 2021 Notes continue to be rated investment grade.

Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the 2021 Notes at a price equal to 101% of the principal amount of the 2021 Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; defaults in failure to pay certain other indebtedness; the failure to pay certain final judgments; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2021 Notes may declare all the 2021 Notes to be due and payable immediately.

Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., is the administrative agent and collateral agent under the Company’s existing credit facilities. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, is a co-syndication agent under the existing credit facilities. Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC act as joint lead arrangers, joint mandated arrangers and joint book managers for the existing credit facilities and jointly manage the syndication of the existing credit facilities. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Barclays Capital Inc. are lenders under the existing credit facilities, which include the Term D loan facility and the Company’s revolving credit facility. Such affiliates will receive a portion of the proceeds from the offering assuming repayment of the Term D loan facility. In the event that the Company uses a portion of the proceeds from the offering to repay borrowings under the revolving credit facility, these affiliates will receive a portion of the proceeds from the offering. An affiliate of J.P. Morgan Securities LLC is lead arranger of the Company’s accounts receivable securitization facility. The Underwriters and their affiliates may in the future perform various investment banking, commercial lending, financial advisory and other services for the Company.

Copies of the Underwriting Agreement, the Base Indenture and the Fifth Supplemental Indenture are attached hereto as Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The above description of the material terms of the Underwriting Agreement, the Indenture and the 2021 Notes does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes, the Indenture and the Underwriting Agreement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.                                          Financial Statements and Exhibits.

The agreements included as Exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 15, 2010.

4.1

Indenture, dated March 27, 2006, between Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)) (filed by incorporation by reference to the Current Report on Form 8-K dated March 27, 2006) filed March 30, 2006.

4.2

Fifth Supplemental Indenture, dated November 18, 2010, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2010	BALL CORPORATION

	By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 15, 2010.

4.1

Indenture, dated March 27, 2006, between Ball Corporation and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)) (filed by incorporation by reference to the Current Report on Form 8-K dated March 27, 2006) filed March 30, 2006.

4.2

Fifth Supplemental Indenture, dated November 18, 2010, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)).